Exhibit 99.1

FOR IMMEDIATE RELEASE
ATTENTION: FINANCIAL AND BUSINESS EDITORS

Contact:	John H. Watt, Jr., President and CEO
Scott A. Kingsley, Executive Vice President and CFO
NBT Bancorp Inc.
52 South Broad Street
Norwich, NY 13815
607-337-6589

NBT BANCORP INC. ANNOUNCES SECOND QUARTER NET INCOME OF $40.3 MILLION ($0.92 PER DILUTED COMMON SHARE); APPROVES A 3.7% DIVIDEND INCREASE

NORWICH, NY (July 26, 2021) – NBT Bancorp Inc. (“NBT” or the “Company”) (NASDAQ: NBTB) reported net income and diluted earnings per share for the three and six months ended June 30, 2021.

Net income for the three months ended June 30, 2021 was $40.3 million, or $0.92 per diluted common share. Net income increased $15.6 million from the second quarter of 2020 primarily due to the estimated impact of the COVID-19 pandemic on expected credit losses in 2020, which resulted in a second quarter 2020 provision for loan losses of $18.8 million. Net income increased $0.5 million from the previous quarter primarily due to lower provision for loan losses and higher noninterest income, partly offset by higher noninterest expense.

Pre-provision net revenue (“PPNR”)1 for the second quarter of 2021 was $49.0 million compared to $47.5 million in the previous quarter and $50.7 million in the second quarter of 2020.

CEO Comments

“Through the first half of 2021 momentum at NBT has continued to build,” said NBT President and CEO John H. Watt, Jr. “Our team has driven growth with increases in total loans and pivoted quickly from supporting our customers and communities through the worst of the pandemic and the reopening of our markets to full-on execution of our strategic growth plans. We continue to prioritize our disciplined approach to the allocation of capital, including the advancement of our New England expansion with our first full-service locations in Connecticut opening in the second quarter. Our continued strong capital generation and our commitment to enhancing long-term shareholder value resulted in our decision to increase our quarterly dividend to $0.28 per share, a 3.7% increase.”

Second Quarter Financial Highlights

Net Income	◾	Net income of $40.3 million
	◾	Diluted earnings per share of $0.92
Net Interest Income / NIM	◾	Net interest income on a fully taxable equivalent basis was $79.5 million[1]
	◾	Net interest margin (“NIM”) on a fully taxable equivalent basis was 3.00%[1], down 17 basis points (“bps”) from the prior quarter
PPNR	◾	PPNR[1] was $49.0 million compared to $47.5 million in the first quarter of 2021 and $50.7 million in the second quarter of 2020
Loans and Credit Quality	◾	Period end loans were $7.5 billion, up 1%, annualized, from December 31, 2020
	◾	Excluding $360 million of Paycheck Protection Program (“PPP”) loans at June 30, 2021, period end loans increased $61 million or 0.9% from March 31, 2021
	◾	Allowance for loan losses to total loans of 1.31% (1.38% excluding PPP loans and related allowance), down 7 bps from the first quarter 2021 (down 10 bps excluding PPP loans and related allowance)
	◾	Net charge-offs to average loans was 0.07%, annualized (0.07% excluding PPP loans)
	◾	Nonperforming assets to total assets was 0.38% (0.39% excluding PPP loans)
Capital	◾	Tangible book value per share[2] grew 4% for the quarter and 10% from prior year to $21.50 at June 30, 2021
	◾	Tangible equity to assets of 8.28%[1]
	◾	CET1 ratio of 12.12%; Leverage ratio of 9.40%

Loans

◾	Period end total loans were $7.5 billion at June 30, 2021 and at December 31, 2020.
◾
Excluding PPP loans, period end loans increased $60.9 million from March 31, 2021. Commercial and industrial loans increased $12.4 million to $1.5 billion; commercial real estate loans increased $23.5 million to $2.3 billion; and total consumer loans increased $25.0 million to $3.4 billion.

◾	Total PPP loans as of June 30, 2021 were $360 million (net of unamortized fees). The following activity occurred during the second quarter of 2021:
o	$37 million in originations
o	$232.3 million of loans forgiven
o	$4.7 million of interest and fees recognized into interest income
◾	Commercial line of credit utilization rate was 22% at June 30, 2021 consistent with 22% at March 31, 2021 and compared to 26% at June 30, 2020.

Deposits

◾
Average total deposits in the second quarter of 2021 were $9.9 billion, compared to $9.3 billion in the first quarter of 2021, driven by increases in non-interest bearing demand deposit accounts, money market deposit accounts and savings deposit accounts.

◾	Loan to deposit ratio was 76.8% at June 30, 2021, compared to 82.6% at December 31, 2020.

Net Interest Income and Net Interest Margin

◾	Net interest income for the second quarter of 2021 was $79.2 million, which was consistent with the first quarter of 2021 and down $1.3 million or 1.6% from the second quarter of 2020.
◾
The NIM on a fully taxable equivalent (“FTE”) basis for the second quarter of 2021 was 3.00%, down 17 bps from the first quarter of 2021 and down 38 bps from the second quarter of 2020. The net impact of PPP loans and excess liquidity negatively impacted the NIM by 24 bps in the second quarter of 2021 compared to a negative 8 bps impact in the first quarter 2021. Excluding the impact of PPP lending and excess liquidity from each quarter, the NIM decreased 1 bp from the prior quarter primarily due to a 4 bp decline in earning asset yields partially offset by a 3 bp decline in the cost of interest bearing liabilities and a $223 million increase in average checking deposit account balances during the quarter.

◾
Earning asset yields for the three months ended June 30, 2021 were down 20 bps from the prior quarter and down 50 bps from the same quarter in the prior year. Earning assets grew $490.0 million or 4.8% from the prior quarter and grew $1.0 billion or 10.7% from the same quarter in the prior year. The following are highlights from the prior quarter:

o	Excess liquidity resulted in a $386.7 million increase in the average balances of short-term interest bearing accounts with a yield of 0.09%.
o	The average balance of investment securities increased $103.9 million while yields declined 13 bps.
o	Loan yields decreased 6 bps to 3.96% for the quarter. Excluding PPP loans, yields decreased 1 bp from the prior quarter.
◾	Total cost of deposits was 0.12% for the second quarter of 2021, down 2 bps from the prior quarter and down 11 bps from the same period in the prior year.
◾	The cost of interest-bearing liabilities for the three months ended June 30, 2021 was 0.29%, down 5 bps compared to the prior quarter of 0.34% and down 16 bps from the second quarter of 2020 of 0.45%.
o	Cost of interest-bearing deposits decreased 3 bps from the prior quarter and decreased 16 bps from the same quarter in 2020.

Credit Quality and Allowance for Credit Losses

◾
Net charge-offs to total average loans of 7 bps (7 bps excluding PPP loans) compared to 12 bps (13 bps excluding PPP loans) in the prior quarter and 28 bps (30 bps excluding PPP loans) in the second quarter of 2020. The decrease in charge-offs during the second quarter of 2021 was primarily due to lower charge-offs in the consumer loan portfolios, which continue to be at lower levels due to the support of government pandemic relief programs.

◾	Nonperforming assets to total assets was 0.38% (0.39% excluding PPP loans) compared to 0.41% (0.43% excluding PPP loans) at March 31, 2021 and 0.27% (0.28% excluding PPP loans) at June 30, 2020.
◾
Provision expense for the three months ended June 30, 2021 was a net benefit of $5.2 million and net charge-offs were $1.3 million. The net provision benefit was $2.4 million more than the first quarter of 2021 compared to provision expense of $18.8  million in the second quarter of 2020. The decrease in provision expense from the prior quarter and second quarter of 2020 was primarily due to the reduction in the level of allowance for loan losses resulting from an improved economic forecast and lower levels of charge-offs.

◾
The allowance for loan losses was $98.5 million or 1.31% (1.38% excluding PPP loans and related allowance) of total loans compared to 1.38% (1.48% excluding PPP loans and related allowance) at March 31, 2021 and 1.49% (1.59% excluding PPP loans and related allowance) at June 30, 2020. The decrease in the level of allowance for credit losses was primarily due to the positive impact the forecasted improving economic conditions had on expected credit losses.

◾	The reserve for unfunded loan commitments decreased to $5.8 million at June 30, 2021 compared to the prior quarter at $5.9 million.

Noninterest Income

◾
Total noninterest income, excluding securities gains (losses), was $39.1 million for the three months ended June 30, 2021, up $2.5 million from the prior quarter and up $4.3 million from the prior year quarter.

◾	Service charges on deposit accounts were comparable to the prior quarter and higher than the second quarter of 2020.
◾	ATM and debit card fees were up compared to the prior quarter and the second quarter of 2020 due to increased volume and higher per transaction rates.
◾
Retirement plan administration fees were lower than the prior quarter driven by seasonal revenue fluctuations, and higher than the second quarter of 2020 driven by market performance and organic growth in relationships.

◾	Wealth management fees was higher than both the prior quarter and second quarter of 2020 driven by market performance and organic growth.
◾	Other noninterest income increased slightly from the prior quarter and decreased from the second quarter of 2020 due to lower loan swap fee income and lower mortgage banking income.

Noninterest Expense

◾	Total noninterest expense for the second quarter of 2021 was up 5.2% from the previous quarter and up 9.3% from the second quarter of 2020.
◾
Salaries and benefits increased from the prior quarter and the second quarter of 2020 due to one additional day of payroll in the second quarter, annual merit pay increases and higher medical expenses, partially offset by lower stock-based compensation.

◾	Occupancy expense is down from the prior quarter due to lower seasonal maintenance and utility expenses and comparable to the second quarter of 2020.
◾
Data processing and communications decreased from the prior quarter and were higher compared to the second quarter of 2020 driven by continued investments in digital platform solutions including a technology-enabled PPP platform.

◾
Professional fees and outside services increased from the prior quarter due to timing of initiatives, and were higher compared to the second quarter of 2020 as a result of certain projects paused during the COVID-19 pandemic.

◾	Equipment expense was higher than both the prior quarter and the second quarter of 2020 due to higher technology costs associated with several digital upgrades.
◾	Other expenses increased from the prior quarter and the second quarter of 2020 and included $1.9 million in non-recurring costs, including an estimated legal settlement charge.

Income Taxes

◾
The effective tax rate was 22.9% for the second quarter of 2021 compared to 21.9% for the first quarter of 2021 and 21.0% for the second quarter of 2020. The increase was due to a higher level of taxable income relative to total income.

Capital

◾	Capital ratios remain strong with tangible common equity to tangible assets[1] at 8.28%. Tangible book value per share[2] grew 4% from the prior quarter and 10% from the prior year quarter to $21.50.
◾	June 30, 2021 CET1 capital ratio of 12.12%, leverage ratio of 9.40 % and total risk-based capital ratio of 15.78%.

Dividend and Stock Repurchase

◾
The Board of Directors approved a third-quarter cash dividend of $0.28 per share at a meeting held today. The dividend, which represents a $0.01, or 3.7% increase, will be paid on September 15, 2021 to shareholders of record as of September 1, 2021. The increased dividend represents a yield of 3.3% based upon the closing price of the Company’s stock on July 21, 2021.

◾
The Company purchased 23,627 shares of common stock during the second quarter of 2021 at a weighted average price of $36.03 excluding commissions. As of June 30, 2021, there were 1,719,342 shares available for repurchase under this plan, which expires on December 31, 2021.

Conference Call and Webcast

The Company will host a conference call at 8:30 a.m. (Eastern) Tuesday, July 27, 2021, to review second quarter 2021 financial results. The audio webcast link, along with the corresponding presentation slides, will be available on the Company’s Event Calendar page at https://stockholderinfo.nbtbancorp.com/events-calendar/upcoming-events and will be archived for twelve months.

Corporate Overview

NBT Bancorp Inc. is a financial holding company headquartered in Norwich, NY, with total assets of $11.6 billion at June 30, 2021. The Company primarily operates through NBT Bank, N.A., a full-service community bank, and through two financial services companies. NBT Bank, N.A. has 140 banking locations in New York, Pennsylvania, Vermont, Massachusetts, New Hampshire, Maine and Connecticut. EPIC Retirement Plan Services, based in Rochester, NY, is a full-service retirement plan administration and recordkeeping firm. NBT Insurance Agency, LLC, based in Norwich, NY, is a full-service insurance agency. More information about NBT and its divisions is available online at: www.nbtbancorp.com, www.nbtbank.com, www.epicrps.com and www.nbtinsurance.com.

Forward-Looking Statements

This news release contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of phrases such as “anticipate,” “believe,” “expect,” “forecasts,” “projects,” “will,” “can,” “would,” “should,” “could,” “may,” or other similar terms. There are a number of factors, many of which are beyond the Company’s control that could cause actual results to differ materially from those contemplated by the forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) local, regional, national and international economic conditions and the impact they may have on the Company and its customers and the Company’s assessment of that impact; (2) changes in the level of nonperforming assets and charge-offs; (3) changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; (4) the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board (“FRB”); (5) inflation, interest rate, securities market and monetary fluctuations; (6) political instability; (7) acts of war or terrorism; (8) the timely development and acceptance of new products and services and perceived overall value of these products and services by users; (9) changes in consumer spending, borrowings and savings habits; (10) changes in the financial performance and/or condition of the Company’s borrowers; (11) technological changes; (12) acquisitions and integration of acquired businesses; (13) the ability to increase market share and control expenses; (14) changes in the competitive environment among financial holding companies; (15) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which the Company and its subsidiaries must comply, including those under the Dodd-Frank Act, Economic Growth, Regulatory Relief, Consumer Protection Act of 2018, Coronavirus Aid, Relief and Economic Security Act (“CARES Act”), and other legislative and regulatory responses to the coronavirus (“COVID-19”) pandemic; (16) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board (“FASB”) and other accounting standard setters; (17) changes in the Company’s organization, compensation and benefit plans; (18) the costs and effects of legal and regulatory developments including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews; (19) greater than expected costs or difficulties related to the integration of new products and lines of business; (20) the adverse impact on the U.S. economy, including the markets in which we operate, of the novel coronavirus, which causes COVID-19 global pandemic; and (21) the Company’s success at managing the risks involved in the foregoing items.

Currently, one of the most significant factors that could cause actual outcomes to differ materially from the Company’s forward-looking statements is the potential adverse effect of the current COVID-19 pandemic on the financial condition, results of operations, cash flows and performance of the Company, its customers and the global economy and financial markets. The extent to which the COVID-19 pandemic impacts the Company will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic and its impact on the Company’s customers and demand for financial services, the actions governments, businesses and individuals take in response to the pandemic, the impact of the COVID-19 pandemic and actions taken in response to the pandemic on global and regional economies, national and local economic activity, and the pace of recovery when the COVID-19 pandemic subsides, among others. Moreover, investors are cautioned to interpret many of the risks identified under the section entitled “Risk Factors” in our Form 10-K for the year ended December 31, 2020 as being heightened as a result of the ongoing and numerous adverse impacts of the COVID-19 pandemic. The Company cautions readers not place undue reliance on any forward-looking statements, which speak only as of the date made, and advises readers that various factors including, but not limited to, those described above and other factors discussed in the Company’s annual and quarterly reports previously filed with the SEC, could affect the Company’s financial performance and could cause the Company’s actual results or circumstances for future periods to differ materially from those anticipated or projected. Unless required by law, the Company does not undertake, and specifically disclaims any obligations to, publicly release any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Non-GAAP Measures

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Where non-GAAP disclosures are used in this press release, the comparable GAAP measure, as well as a reconciliation to the comparable GAAP measure, is provided in the accompanying tables. Management believes that these non-GAAP measures provide useful information that is important to an understanding of the results of the Company’s core business as well as provide information standard in the financial institution industry. Non-GAAP measures should not be considered a substitute for financial measures determined in accordance with GAAP and investors should consider the Company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. Amounts previously reported in the consolidated financial statements are reclassified whenever necessary to conform to current period presentation.

NBT Bancorp Inc. and Subsidiaries
Selected Financial Data
(unaudited, dollars in thousands except per share data)

	2021		2020
	2nd Q	1st Q	4th Q	3rd Q	2nd Q
Profitability:
Diluted earnings per share	$0.92	$0.91	$0.78	$0.80	$0.56
Weighted average diluted common shares outstanding	43,792,940	43,889,889	43,973,971	43,941,953	43,928,344
Return on average assets[3]	1.39%	1.46%	1.24%	1.29%	0.94%
Return on average equity[3]	13.42%	13.57%	11.59%	12.09%	8.76%
Return on average tangible common equity1 3	17.93%	18.24%	15.71%	16.51%	12.14%
Net interest margin1 3	3.00%	3.17%	3.20%	3.17%	3.38%

	6 Months Ended June 30,
	2021	2020
Profitability:
Diluted earnings per share	$1.83	$0.80
Weighted average diluted common shares outstanding	43,839,060	44,026,420
Return on average assets[3]	1.42%	0.69%
Return on average equity[3]	13.49%	6.23%
Return on average tangible common equity1 3	18.08%	8.69%
Net interest margin[1] [3]	3.08%	3.45%

	2021		2020
	2nd Q	1st Q	4th Q	3rd Q	2nd Q
Balance sheet data:
Short-term interest bearing accounts	$883,758	$972,195	$512,686	$450,291	$528,228
Securities available for sale	1,534,733	1,387,028	1,348,698	1,197,925	1,108,443
Securities held to maturity	622,351	592,999	616,560	663,088	599,164
Net loans	7,419,127	7,528,459	7,388,885	7,446,143	7,514,491
Total assets	11,574,947	11,537,253	10,932,906	10,850,212	10,847,184
Total deposits	9,785,257	9,815,930	9,081,692	8,958,183	8,815,891
Total borrowings	304,110	308,766	406,731	446,737	602,988
Total liabilities	10,349,891	10,346,272	9,745,288	9,684,101	9,704,532
Stockholders' equity	1,225,056	1,190,981	1,187,618	1,166,111	1,142,652

Capital:
Equity to assets	10.58%	10.32%	10.86%	10.75%	10.53%
Tangible equity ratio[1]	8.28%	8.00%	8.41%	8.27%	8.04%
Book value per share	$28.19	$27.43	$27.22	$26.74	$26.20
Tangible book value per share[2]	$21.50	$20.71	$20.52	$20.02	$19.46
Leverage ratio	9.40%	9.60%	9.56%	9.48%	9.44%
Common equity tier 1 capital ratio	12.12%	12.13%	11.84%	11.63%	11.34%
Tier 1 capital ratio	13.34%	13.38%	13.09%	12.88%	12.60%
Total risk-based capital ratio	15.78%	15.92%	15.62%	15.43%	15.15%
Common stock price (end of period)	$35.97	$39.90	$32.10	$26.82	$30.06

NBT Bancorp Inc. and Subsidiaries
Asset Quality and Consolidated Loan Balances
(unaudited, dollars in thousands)

	2021		2020
	2nd Q	1st Q	4th Q	3rd Q	2nd Q
Asset quality:
Nonaccrual loans	$40,550	$43,399	$44,647	$35,896	$25,567
90 days past due and still accruing	2,575	2,155	3,149	2,579	2,057
Total nonperforming loans	43,125	45,554	47,796	38,475	27,624
Other real estate owned	798	1,318	1,458	1,605	1,783
Total nonperforming assets	43,923	46,872	49,254	40,080	29,407
Allowance for loan losses	98,500	105,000	110,000	114,500	113,500

Asset quality ratios (total):
Allowance for loan losses to total loans	1.31%	1.38%	1.47%	1.51%	1.49%
Total nonperforming loans to total loans	0.57%	0.60%	0.64%	0.51%	0.36%
Total nonperforming assets to total assets	0.38%	0.41%	0.45%	0.37%	0.27%
Allowance for loan losses to total nonperforming loans	228.41%	230.50%	230.14%	297.60%	410.87%
Past due loans to total loans[4]	0.26%	0.22%	0.37%	0.26%	0.30%
Net charge-offs to average loans[3]	0.07%	0.12%	0.21%	0.12%	0.28%

Asset quality ratios (excluding paycheck protection program):
Allowance for loan losses to total loans	1.38%	1.48%	1.56%	1.62%	1.59%
Total nonperforming loans to total loans	0.60%	0.64%	0.68%	0.55%	0.39%
Total nonperforming assets to total assets	0.39%	0.43%	0.47%	0.39%	0.28%
Allowance for loan losses to total nonperforming loans	228.36%	230.44%	230.10%	297.53%	410.78%
Past due loans to total loans[4]	0.27%	0.23%	0.39%	0.28%	0.32%
Net charge-offs to average loans[3]	0.07%	0.13%	0.22%	0.13%	0.30%

	2021		2020
	2nd Q	1st Q	4th Q	3rd Q	2nd Q
Allowance for loan losses as a percentage of loans by segment:
Commercial & industrial	1.11%	1.20%	1.34%	1.34%	1.25%
Commercial real estate	1.26%	1.48%	1.49%	1.57%	1.56%
Paycheck protection program	0.01%	0.01%	0.01%	0.01%	0.01%
Residential real estate	0.98%	1.03%	1.07%	1.21%	1.13%
Auto	0.76%	0.78%	0.93%	0.92%	0.99%
Other consumer	4.27%	4.34%	4.55%	4.66%	5.01%
Total	1.31%	1.38%	1.47%	1.51%	1.49%
Total excluding PPP loans	1.38%	1.48%	1.56%	1.62%	1.59%

	2021		2020
Loans by line of business:	2nd Q	1st Q	4th Q	3rd Q	2nd Q
Commercial	$1,479,258	$1,466,841	$1,451,560	$1,458,053	$1,474,736
Commercial real estate	2,265,754	2,242,289	2,196,477	2,121,198	2,100,650
Paycheck protection program	359,738	536,494	430,810	514,558	510,097
Residential real estate mortgages	1,512,354	1,478,216	1,466,662	1,448,530	1,460,058
Indirect auto	899,324	913,083	931,286	989,369	1,091,889
Specialty lending	602,585	577,509	579,644	566,973	515,618
Home equity	351,469	369,633	387,974	404,346	415,528
Other consumer	47,145	49,394	54,472	57,616	59,415
Total loans	$7,517,627	$7,633,459	$7,498,885	$7,560,643	$7,627,991

PPP unamortized fees (dollars in millions)	$12.6	$14.2	$6.9	$11.3	$14.6

NBT Bancorp Inc. and Subsidiaries
Consolidated Balance Sheets
(unaudited, dollars in thousands)

Assets	June 30, 2021	December 31, 2020
Cash and due from banks	$183,185	$159,995
Short-term interest bearing accounts	883,758	512,686
Equity securities, at fair value	32,806	30,737
Securities available for sale, at fair value	1,534,733	1,348,698
Securities held to maturity (fair value $632,954 and $636,827, respectively)	622,351	616,560
Federal Reserve and Federal Home Loan Bank stock	25,132	27,353
Loans held for sale	1,404	1,119
Loans	7,517,627	7,498,885
Less allowance for loan losses	98,500	110,000
Net loans	$7,419,127	$7,388,885
Premises and equipment, net	72,482	74,206
Goodwill	280,541	280,541
Intangible assets, net	10,241	11,735
Bank owned life insurance	226,507	186,434
Other assets	282,680	293,957
Total assets	$11,574,947	$10,932,906

Liabilities and stockholders' equity
Demand (noninterest bearing)	$3,582,705	$3,241,123
Savings, NOW and money market	5,633,523	5,207,090
Time	569,029	633,479
Total deposits	$9,785,257	$9,081,692
Short-term borrowings	90,598	168,386
Long-term debt	14,045	39,097
Subordinated debt, net	98,271	98,052
Junior subordinated debt	101,196	101,196
Other liabilities	260,524	256,865
Total liabilities	$10,349,891	$9,745,288

Total stockholders' equity	$1,225,056	$1,187,618

Total liabilities and stockholders' equity	$11,574,947	$10,932,906

NBT Bancorp Inc. and Subsidiaries
Consolidated Statements of Income
(unaudited, dollars in thousands except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Interest, fee and dividend income
Interest and fees on loans	$74,795	$77,270	$149,888	$155,998
Securities available for sale	5,762	5,600	11,306	11,353
Securities held to maturity	3,096	3,926	6,478	8,017
Other	391	650	682	1,479
Total interest, fee and dividend income	$84,044	$87,446	$168,354	$176,847
Interest expense
Deposits	$2,862	$4,812	$6,034	$13,916
Short-term borrowings	32	972	102	2,769
Long-term debt	88	393	212	786
Subordinated debt	1,359	128	2,718	128
Junior subordinated debt	525	695	1,055	1,621
Total interest expense	$4,866	$7,000	$10,121	$19,220
Net interest income	$79,178	$80,446	$158,233	$157,627
Provision for loan losses	(5,216)	18,840	(8,012)	48,480
Net interest income after provision for loan losses	$84,394	$61,606	$166,245	$109,147
Noninterest income
Service charges on deposit accounts	$3,028	$2,529	$6,055	$6,526
ATM and debit card fees	8,309	6,136	15,171	11,990
Retirement plan administration fees	9,779	9,214	19,877	17,155
Wealth management fees	8,406	6,823	16,316	14,096
Insurance services	3,508	3,292	6,969	7,561
Bank owned life insurance income	1,659	1,381	3,040	2,755
Net securities gains (losses)	201	180	668	(632)
Other	4,426	5,456	8,258	10,983
Total noninterest income	$39,316	$35,011	$76,354	$70,434
Noninterest expense
Salaries and employee benefits	$42,671	$39,717	$84,272	$80,467
Occupancy	5,291	5,065	11,164	11,060
Data processing and communications	4,427	4,079	9,158	8,312
Professional fees and outside services	4,030	3,403	7,619	7,300
Equipment	5,493	4,779	10,670	9,421
Office supplies and postage	1,615	1,455	3,114	3,091
FDIC expense	663	993	1,471	1,304
Advertising	468	322	919	931
Amortization of intangible assets	682	883	1,494	1,717
Loan collection and other real estate owned, net	663	728	1,253	1,745
Other	5,416	3,916	8,173	10,873
Total noninterest expense	$71,419	$65,340	$139,307	$136,221
Income before income tax expense	$52,291	$31,277	$103,292	$43,360
Income tax expense	11,995	6,564	23,150	8,279
Net income	$40,296	$24,713	$80,142	$35,081
Earnings Per Share
Basic	$0.93	$0.57	$1.84	$0.80
Diluted	$0.92	$0.56	$1.83	$0.80

NBT Bancorp Inc. and Subsidiaries
Quarterly Consolidated Statements of Income
(unaudited, dollars in thousands except per share data)

	2021		2020
	2nd Q	1st Q	4th Q	3rd Q	2nd Q
Interest, fee and dividend income
Interest and fees on loans	$74,795	$75,093	$76,863	$74,998	$77,270
Securities available for sale	5,762	5,544	5,478	5,603	5,600
Securities held to maturity	3,096	3,382	3,532	3,734	3,926
Other	391	291	568	659	650
Total interest, fee and dividend income	$84,044	$84,310	$86,441	$84,994	$87,446
Interest expense
Deposits	$2,862	$3,172	$3,887	$4,267	$4,812
Short-term borrowings	32	70	193	446	972
Long-term debt	88	124	369	398	393
Subordinated debt	1,359	1,359	1,339	1,375	128
Junior subordinated debt	525	530	545	565	695
Total interest expense	$4,866	$5,255	$6,333	$7,051	$7,000
Net interest income	$79,178	$79,055	$80,108	$77,943	$80,446
Provision for loan losses	(5,216)	(2,796)	(607)	3,261	18,840
Net interest income after provision for loan losses	$84,394	$81,851	$80,715	$74,682	$61,606
Noninterest income
Service charges on deposit accounts	$3,028	$3,027	$3,588	$3,087	$2,529
ATM and debit card fees	8,309	6,862	6,776	7,194	6,136
Retirement plan administration fees	9,779	10,098	9,011	9,685	9,214
Wealth management fees	8,406	7,910	7,456	7,695	6,823
Insurance services	3,508	3,461	3,454	3,742	3,292
Bank owned life insurance income	1,659	1,381	1,733	1,255	1,381
Net securities gains	201	467	160	84	180
Other	4,426	3,832	5,937	4,985	5,456
Total noninterest income	$39,316	$37,038	$38,115	$37,727	$35,011
Noninterest expense
Salaries and employee benefits	$42,671	$41,601	$41,016	$40,451	$39,717
Occupancy	5,291	5,873	5,280	5,294	5,065
Data processing and communications	4,427	4,731	4,157	4,058	4,079
Professional fees and outside services	4,030	3,589	4,388	3,394	3,403
Equipment	5,493	5,177	5,395	5,073	4,779
Office supplies and postage	1,615	1,499	1,517	1,530	1,455
FDIC expense	663	808	739	645	993
Advertising	468	451	827	530	322
Amortization of intangible assets	682	812	822	856	883
Loan collection and other real estate owned, net	663	590	930	620	728
Other	5,416	2,757	10,133	3,857	3,916
Total noninterest expense	$71,419	$67,888	$75,204	$66,308	$65,340
Income before income tax expense	$52,291	$51,001	$43,626	$46,101	$31,277
Income tax expense	11,995	11,155	9,432	10,988	6,564
Net income	$40,296	$39,846	$34,194	$35,113	$24,713
Earnings Per Share
Basic	$0.93	$0.91	$0.78	$0.80	$0.57
Diluted	$0.92	$0.91	$0.78	$0.80	$0.56

NBT Bancorp Inc. and Subsidiaries
Average Quarterly Balance Sheets
(unaudited, dollars in thousands)

	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates
	Q2 - 2021		Q1 - 2021		Q4 - 2020		Q3 - 2020		Q2 - 2020
Assets
Short-term interest bearing accounts	$974,034	0.09%	$587,358	0.09%	$552,529	0.11%	$477,946	0.11%	$380,260	0.10%
Securities available for sale1 5	1,453,068	1.59%	1,346,380	1.67%	1,230,411	1.77%	1,137,604	1.96%	985,561	2.29%
Securities held to maturity1 5	604,582	2.23%	607,407	2.43%	640,422	2.36%	621,812	2.56%	613,899	2.75%
Investment in FRB and FHLB Banks	25,115	2.67%	25,606	2.45%	28,275	5.94%	29,720	7.08%	36,604	6.09%
Loans1 6	7,574,272	3.96%	7,574,337	4.02%	7,533,953	4.06%	7,559,218	3.95%	7,589,032	4.10%
Total interest earning assets	$10,631,071	3.18%	$10,141,088	3.38%	$9,985,590	3.46%	$9,826,300	3.45%	$9,605,356	3.68%
Other assets	971,681		960,994		954,123		967,194		961,807
Total assets	$11,602,752		$11,102,082		$10,939,713		$10,793,494		$10,567,163

Liabilities and stockholders' equity
Money market deposit accounts	$2,605,767	0.21%	$2,484,120	0.23%	$2,455,510	0.27%	$2,364,606	0.28%	$2,360,407	0.29%
NOW deposit accounts	1,454,751	0.05%	1,358,955	0.05%	1,315,370	0.05%	1,207,064	0.05%	1,167,486	0.04%
Savings deposits	1,660,722	0.05%	1,547,983	0.05%	1,465,562	0.05%	1,447,021	0.05%	1,383,495	0.05%
Time deposits	591,147	0.75%	615,343	0.93%	645,288	1.15%	684,708	1.31%	760,803	1.48%
Total interest bearing deposits	$6,312,387	0.18%	$6,006,401	0.21%	$5,881,730	0.26%	$5,703,399	0.30%	$5,672,191	0.34%
Short-term borrowings	95,226	0.13%	115,182	0.25%	175,597	0.44%	277,890	0.64%	427,004	0.92%
Long-term debt	14,053	2.51%	19,913	2.53%	59,488	2.47%	64,137	2.47%	64,165	2.46%
Subordinated debt, net	98,204	5.55%	98,095	5.62%	97,984	5.44%	97,934	5.59%	8,633	5.96%
Junior subordinated debt	101,196	2.08%	101,196	2.12%	101,196	2.14%	101,196	2.22%	101,196	2.76%
Total interest bearing liabilities	$6,621,066	0.29%	$6,340,787	0.34%	$6,315,995	0.40%	$6,244,556	0.45%	$6,273,189	0.45%
Demand deposits	3,542,176		3,319,024		3,178,410		3,111,617		2,887,545
Other liabilities	235,536		250,991		271,206		282,265		271,635
Stockholders' equity	1,203,974		1,191,280		1,174,102		1,155,056		1,134,794
Total liabilities and stockholders' equity	$11,602,752		$11,102,082		$10,939,713		$10,793,494		$10,567,163

Interest rate spread		2.89%		3.04%		3.06%		3.00%		3.23%
Net interest margin (FTE)[1]		3.00%		3.17%		3.20%		3.17%		3.38%

NBT Bancorp Inc. and Subsidiaries
Average Year-to-Date Balance Sheets
(unaudited, dollars in thousands)

	Average Balance	Interest	Yield/ Rates	Average Balance	Interest	Yield/ Rates
Six Months Ended June 30,	2021			2020
Assets
Short-term interest bearing accounts	$781,764	$360	0.09%	$227,478	$335	0.30%
Securities available for sale1 5	1,400,019	11,306	1.63%	974,044	11,353	2.34%
Securities held to maturity1 5	605,987	7,004	2.33%	618,149	8,554	2.78%
Investment in FRB and FHLB Banks	25,359	322	2.56%	38,194	1,144	6.02%
Loans1 6	7,574,304	149,963	3.99%	7,376,072	156,119	4.26%
Total interest earning assets	$10,387,433	$168,955	3.28%	$9,233,937	$177,505	3.87%
Other assets	966,367			923,689
Total assets	$11,353,800			$10,157,626

Liabilities and stockholders' equity
Money market deposit accounts	$2,545,280	$2,755	0.22%	$2,230,857	$6,965	0.63%
NOW deposit accounts	1,407,118	348	0.05%	1,126,845	404	0.07%
Savings deposits	1,604,664	406	0.05%	1,329,890	360	0.05%
Time deposits	603,178	2,525	0.84%	801,896	6,187	1.55%
Total interest bearing deposits	$6,160,240	$6,034	0.20%	$5,489,488	$13,916	0.51%
Short-term borrowings	105,149	102	0.20%	480,261	2,769	1.16%
Long-term debt	16,967	212	2.52%	64,179	786	2.46%
Subordinated debt, net	98,149	2,718	5.58%	4,316	128	5.96%
Junior subordinated debt	101,196	1,055	2.10%	101,196	1,621	3.22%
Total interest bearing liabilities	$6,481,701	$10,121	0.31%	$6,139,440	$19,220	0.63%
Demand deposits	3,431,216			2,642,926
Other liabilities	243,221			243,066
Stockholders' equity	1,197,662			1,132,194
Total liabilities and stockholders' equity	$11,353,800			$10,157,626
Net interest income (FTE)[1]		$158,834			$158,285
Interest rate spread			2.97%			3.24%
Net interest margin (FTE)[1]			3.08%			3.45%
Taxable equivalent adjustment		$601			$658
Net interest income		$158,233			$157,627

1 The following tables provide the Non-GAAP reconciliations for the Non-GAAP measures contained in this release:

Non-GAAP measures
(unaudited, dollars in thousands)

Pre-provision net revenue ("PPNR")	2021		2020
	2nd Q	1st Q	4th Q	3rd Q	2nd Q
Net income	$40,296	$39,846	$34,194	$35,113	$24,713
Income tax expense	11,995	11,155	9,432	10,988	6,564
Provision for loan losses	(5,216)	(2,796)	(607)	3,261	18,840
FTE adjustment	299	302	318	325	329
Net securities (gains)	(201)	(467)	(160)	(84)	(180)
Provision for unfunded loan commitments reserve	(80)	(500)	900	-	(200)
Nonrecurring expense	1,880	-	4,100	-	650
PPNR	$48,973	$47,540	$48,177	$49,603	$50,716

Average Assets	$11,602,752	$11,102,082	$10,939,713	$10,793,494	$10,567,163

Return on Average Assets[3]	1.39%	1.46%	1.24%	1.29%	0.94%
PPNR Return on Average Assets[3]	1.69%	1.74%	1.75%	1.83%	1.93%

	6 Months Ended June 30,
	2021	2020
Net income	$80,142	$35,081
Income tax expense	23,150	8,279
Provision for loan losses	(8,012)	48,480
FTE adjustment	601	658
Net securities (gains) losses	(668)	632
Provision for unfunded loan commitments reserve	(580)	1,800
Nonrecurring expense	1,880	650
PPNR	$96,513	$95,580

Average Assets	$11,353,800	$10,157,626

Return on Average Assets[3]	1.42%	0.69%
PPNR Return on Average Assets[3]	1.71%	1.89%

PPNR is a Non-GAAP financial measure that management believes is useful in evaluating the underlying operating results of the Company excluding the volatility in the provision for loan losses, net securities gains (losses) and non-recurring income and/or expense.
FTE Adjustment	2021		2020
	2nd Q	1st Q	4th Q	3rd Q	2nd Q
Net interest income	$79,178	$79,055	$80,108	$77,943	$80,446
Add: FTE adjustment	299	302	318	325	329
Net interest income (FTE)	$79,477	$79,357	$80,426	$78,268	$80,775
Average earning assets	$10,631,071	$10,141,088	$9,985,590	$9,826,300	$9,605,356
Net interest margin (FTE)[3]	3.00%	3.17%	3.20%	3.17%	3.38%

	6 Months Ended June 30,
	2021	2020
Net interest income	$158,233	$157,627
Add: FTE adjustment	601	658
Net interest income (FTE)	$158,834	$158,285
Average earning assets	$10,387,433	$9,233,937
Net interest margin (FTE)[3]	3.08%	3.45%

Interest income for tax-exempt securities and loans have been adjusted to a FTE basis using the statutory Federal income tax rate of 21%.

1 The following tables provide the Non-GAAP reconciliations for the Non-GAAP measures contained in this release:

Non-GAAP measures
(unaudited, dollars in thousands)

Tangible equity to tangible assets	2021		2020
	2nd Q	1st Q	4th Q	3rd Q	2nd Q
Total equity	$1,225,056	$1,190,981	$1,187,618	$1,166,111	$1,142,652
Intangible assets	290,782	291,464	292,276	293,098	293,954
Total assets	$11,574,947	$11,537,253	$10,932,906	$10,850,212	$10,847,184
Tangible equity to tangible assets	8.28%	8.00%	8.41%	8.27%	8.04%

Return on average tangible common equity	2021		2020
	2nd Q	1st Q	4th Q	3rd Q	2nd Q
Net income	$40,296	$39,846	$34,194	$35,113	$24,713
Amortization of intangible assets (net of tax)	512	609	617	642	662
Net income, excluding intangibles amortization	$40,808	$40,455	$34,811	$35,755	$25,375

Average stockholders' equity	$1,203,974	$1,191,280	$1,174,102	$1,155,056	$1,134,794
Less: average goodwill and other intangibles	291,133	291,921	292,725	293,572	294,423
Average tangible common equity	$912,841	$899,359	$881,377	$861,484	$840,371
Return on average tangible common equity[3]	17.93%	18.24%	15.71%	16.51%	12.14%

	6 Months Ended June 30,
	2021	2020
Net income	$80,142	$35,081
Amortization of intangible assets (net of tax)	1,121	1,288
Net income, excluding intangibles amortization	$81,263	$36,369

Average stockholders' equity	$1,197,662	$1,132,194
Less: average goodwill and other intangibles	291,525	290,411
Average tangible common equity	$906,137	$841,783
Return on average tangible common equity[3]	18.08%	8.69%

2 Non-GAAP measure - Stockholders' equity less goodwill and intangible assets divided by common shares outstanding.
3 Annualized.
4 Total past due loans, defined as loans 30 days or more past due and in an accrual status.
5 Securities are shown at average amortized cost.
6 For purposes of these computations, nonaccrual loans and loans held for sale are included in the average loan balances outstanding.